Exhibit 99.2

Nano Dimension and Murchinson Announce Agreement to Reconstitute the Company’s Board of Directors

WALTHAM, Mass., July 20, 2026 (GLOBE NEWSWIRE) -- In connection with the upcoming July 31, 2026, Extraordinary General Meeting of Shareholders (the “July EGM”), Nano Dimension Ltd. (Nasdaq: NNDM) (“Nano Dimension,” “Nano,” or the “Company”) and Murchinson Ltd. (collectively with its affiliates and funds it advises and/or sub-advises, "Murchinson") today jointly announced a settlement agreement.

Under the terms of the agreement executed on July 17, the July EGM will be cancelled. Messrs. Pons, Rosensweig, Sriubas and Stehlin (collectively, the “Departing Directors”) resigned from the Board and all their positions at Nano. The directors nominated by Murchinson for the July EGM — Messrs. Fruchthandler, Rozenbaum and Tarlow — were appointed to Nano’s Board.

All parties wish to thank all those who shared their views over the past months and look forward to the Company moving ahead on a smooth path toward realizing value for all shareholders.

About Nano Dimension Ltd.

Nano Dimension Ltd. (Nasdaq: NNDM) has historically delivered advanced digital manufacturing technologies, including serving customers across the defense, aerospace, automotive, electronics and medical device industry segments. For more information, please visit www.nano-di.com.

About Murchinson

Founded in 2012 and based in Toronto, Canada, Murchinson is an alternative asset management firm that serves institutional investors, family offices and qualified clients. The firm has extensive experience capturing the best returning opportunities across global markets. Murchinson’s multi-strategy approach allows it to execute investments at all points in the market cycle with fluid allocation between strategies. Our team targets corporate action, distressed investing, private equity and structured finance situations, leveraging its broad market experience with a variety of specialized products and sophisticated hedging techniques to deliver alpha within a risk-averse mandate. Learn more at www.murchinsonltd.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding Nano Dimension’s strategic plan, strategic alternatives review process, expectations regarding future announcements and information, expectations regarding future performance, and all other statements other than statements of historical fact that address activities, events or developments that Nano Dimension intends, expects, projects, believes or anticipates will or may occur in the future. Forward-looking statements may be characterized by terminology such as “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “target,” “endeavor,” “seek,” “predict,” “intend,” “strategy,” “plan,” “may,” “could,” “should,” “will,” “would,” “continue,” “likely,” or the negative thereof or variations thereon or similar terminology generally intended to identify forward-looking statements. Such statements are based on management’s beliefs and assumptions made based on information currently available to management. These forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company’s actual results and performance to be materially different from those expressed or implied in the forward-looking statements. Accordingly, the Company cautions shareholders that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. The forward-looking statements contained or implied in this communication are subject to other risks and uncertainties, including those discussed under the heading “Risk Factors” in Nano Dimension’s annual report on Form 10-K for the fiscal year ended December 31, 2025, filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 31, 2026, and in any subsequent filings with the SEC.

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Except as otherwise required by law, Nano Dimension undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. References and links to websites have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this communication.

Contacts:

For Nano Dimension:

Investors: Purva Sanariya

Director, Investor Relations

ir@nano-di.com

Media: Samuel Manning

Principal Manager, External Communications

press@nano-di.com

For Murchinson:

Longacre Square Partners

murchinson@longacresquare.com

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